Exhibit 10.1

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) is dated as of December __, 2021, between Unique Logistics International, Inc., a Nevada corporation, (the “Company”), and each Holder identified on Schedule A (each, including its successors and assigns, a “Holder” and collectively the “Holders”), who together constitute all the Holders.

WHEREAS, on August 19, 2021, the parties entered in a Securities Exchange Agreement (the “SEA”) and Registration Rights Agreement (the “RRA”) and the parties wish to amend certain terms of the Transaction Documents (as defined in the SEA);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Holder agree as follows:

1.       Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, terms shall have the meanings set forth in SEA.

2.       Waivers and Amendments of the SEA.

a.       The Holders hereby waive the requirement in Section 2.3(b)(iii) of the SEA, that the Company complete the Qualified Financing prior to the Exchange

b.       The Parties agree to close the Exchange under the terms of the SEA, as amended herein, simultaneously with the execution of this Agreement and therefore the date hereof is the Closing Date.

c.       The definition of “Certificate of Designation” set forth in Section 1.1 of the SEA, is hereby deleted in its entirety and amended as follows:

“Certificate of Designation” means each of the Series C Certificate of Designation and Series D Certificate of Designation.

d.       The definition of “Conversion Shares” set forth in Section 1.1 of the SEA, is hereby deleted in its entirety and amended as follows:

“Conversion Shares” means shares of the Company’s Common Stock issuable upon conversion of the Series C Convertible Preferred Stock or the Series D Convertible Preferred Stock.

e.       The definition of “Exchange Ratio” set forth in Section 1.1 of the SEA, is hereby deleted in its entirety.

f.       The definition of “New Securities” set forth in Section 1.1 of the SEA, is hereby deleted in its entirety and amended as follows:

“New Securities” means a number of shares of Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, as determined by applying the Series C Exchange Ratio and the Series D Exchange Ratio, respectively.

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g.       The definition of “Securities” set forth in Section 1.1 of the SEA, is deleted in its entirety an amended as follows:

“Securities” means the Underlying Shares, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and Conversion Shares.

h.       The definition of “Series C Convertible Preferred Stock” set forth in Section 1.1 of the SEA, is deleted in its entirety an amended as follows:

“Series C Convertible Preferred Stock” means the Series C Convertible Preferred Stock, par value $0.0001 of the Company, subject to the terms contained in the Series C Certificate of Designation.

i.       The definition of “Termination Date” set forth in Section 1.1 of the SEA, is deleted in its entirety an amended as follows:

“Termination Date” shall mean the earlier of December 30, 2021.

j.       Section 1.1 of the SEA is hereby amended by adding the following definitions of “Series C Certificate of Designation”, “Series D Certificate of Designation”, “Series D Convertible Preferred Stock”, “Series C Exchange Ratio” and “Series D Exchange Ratio” in the proper alphabetical order:

“Series C Certificate of Designation” means the Certificate of Designation in respect of the Series C Convertible Preferred Stock to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit A-1 attached hereto.

“Series D Certificate of Designation” means the Certificate of Designation in respect of the Series D Convertible Preferred Stock to be filed prior to the Closing by the Company with the Secretary of State of Nevada, in the form of Exhibit A-2 attached hereto.

“Series D Convertible Preferred Stock” means the Series D Convertible Preferred Stock, par value $0.0001 of the Company, subject to the terms contained in the Series D Certificate of Designation.

“Series C Exchange Ratio” means one (1) share of Series C Convertible Preferred Stock for every $10,000.00 of Note Value held by _________________ and outstanding on the Closing Date.

“Series D Exchange Ratio” means for one (1) share of Series D Convertible Preferred Stock for every $10,000.00 of Note Value held by _________________ and outstanding on the Closing Date.

k.       The definition of “Transaction Documents” set forth in Section 1.1 of the SEA, is delated in its entirety an amended as follows:

“Transaction Documents” means this Agreement, the Series C Certificate of Designation, Series D Certificate of Designation, the Registration Rights Agreement, New Securities, all exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder, each as the foregoing may be amended and/or restated from time to time in accordance with their terms.

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l.       The definition of “Underlying Shares” set forth in Section 1.1 of the SEA, is deleted in its entirety an amended as follows:

“Underlying Shares” shall mean the Conversion Shares.

m.       Section 2.1(a) of the SEA is deleted and replaced with the following:

On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to issue, and the Holders agree to acquire the New Securities in exchange for the Surrendered Securities as follows: _________________will exchange its portion of the Surrendered Securities for Series D Convertible Preferred Stock and _________________ will exchange its portion of the Surrendered Securities for Series C Convertible Preferred Stock.

n.       Section 2.2(a)(i) of the SEA is deleted and replaced with the following:

(i)	A certificate registered in the name of _________________ evidencing their Series D Convertible Preferred Stock and a certificate registered in the name of _________________ evidencing their Series C Convertible Preferred Stock;

o.       Section 2.2(a)(v) of the SEA is deleted and replaced with the following:

(v)       Copy of the filed Series C Certificate of Designation and Series D Certification of Designation;

p.       Section 3.2(c) of the SEA is deleted and replaced with the following:

Holder Status. At the time such Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts a Series C Convertible Preferred Stock or Series D Convertible Preferred Stock as applicable, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

q.       Section 4.7 of the SEA is deleted and replaced with the following:

4.7 Exercise Procedures. The form of Notice of Conversion attached to each Certificate of Designation sets forth the totality of the procedures required of the Holders in order to convert the Series C Convertible Preferred Stock. No additional legal opinion, other information or instructions shall be required of the Holders to convert their Series C Convertible Preferred Stock or Series D Convertible Preferred Stock. The Company shall honor conversions of the Series C Convertible Preferred Stock and Series D Convertible Preferred Stock and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents. Neither the Series C Convertible Preferred Stock nor the Series D Convertible Preferred Stock will be subject to a mandatory conversion except as described in each respective Certificate of Designations.

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r.       The first sentence of Section 4.11(a) of the SEA is deleted and replaced with the following:

“Until the date that is six months after the closing of the Qualified Financing and at any time when any of: (x) the Required Minimum is not reserved, (y) there is a default by the Company of the Company’s obligations under the Registration Rights Agreement which has not been cured, or (z) Rule 144 is not available for resale of the Securities without manner of sale or volume restrictions, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction.”

s.       Section 4.20 of the SEA is amended by replacing the reference to “the Certificate of Designation” in the last sentence thereof to “each Certificate of Designation”.

t.       Section 4.23(a) of the SEA is deleted and replaced with the following:

From the date hereof until the date that is the six month anniversary of the closing of the Qualified Financing, upon any proposed issuance by the Company or any of its Subsidiaries of Common Stock, Common Stock Equivalents, equity, Indebtedness or a combination thereof, other than the Exempt Issuances and other than the Qualified Financing (each a “Subsequent Financing”), the Holders shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the Subsequent Financing (the “Participation Maximum”) pro rata to each other in proportion to their New Securities issued at the Closing, on the same terms, conditions and price provided for in the Subsequent Financing, unless the Subsequent Financing is an underwritten public offering, in which case the Company shall notify each Holder of such public offering when it is lawful. If such information would constitute material non-public information, such information will be given to Grushko & Mittman, P.C. who shall have no obligation to convey such information to the Holders.

u.       Section 5.12(d) of the SEA is deleted and replaced with the following:

Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Holder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Holder may, at any time prior to the Company’s performance of such obligations, rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of Series C Convertible Preferred Stock or Series D Convertible Preferred Stock, the applicable Holder shall be required to return any shares of Common Stock subject to any such rescinded conversion notice concurrently with the return to such Holder of the Series C Convertible Preferred Stock or Series D Convertible Preferred Stock tendered to the Company for such Conversion Shares and the restoration of such Holder’s right to acquire such Conversion Shares pursuant to such Holder’s Series C Convertible Preferred Stock or Series D Convertible Preferred Stock.

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v.       Section 5.5 of the SEA is deleted and replaced with the following:

Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Holders holding 75% of the issued or issuable Conversion Shares (or, prior to the Closing, the Company and each Holder) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders shall require the prior written consent of such adversely affected Holder. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Holder and holder of Securities and the Company.

w.       All references in the SEA to “Beneficial Ownership Limitation” to the extent not already deleted pursuant to the changes in this Agreement, are hereby deleted in their entirety.

x.       All references in the SEA to “Exchange Shares” to the extent not already deleted pursuant to the changes in this Agreement, are hereby deleted in their entirety.

y.       Exhibit A to the SEA is replaced with the Exhibit A-1 and Exhibit A-2 attached hereto.

z.       Exhibit B to the SEA is replaced with the Exhibit B attached hereto.

aa. Exhibit C to the SEA is replaced with the Exhibit C attached hereto.

bb. For the avoidance of doubt, the definition of “Required Minimum” in Section 4.9 SEA shall be deemed to include 125% of the shares of Common Stock issuable upon conversion of all the Series C Convertible Preferred Stock and the Series D Convertible Preferred Stock. The Company will deliver a TA Letter dated on or before the date hereof showing a reserve of the Required Minimum.

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cc. The Company shall within one Trading Day of the Closing issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Holders that it shall have publicly disclosed all material, non-public information delivered to any of the Holders by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Holders or any of their Affiliates on the other hand, shall terminate.

dd. Rule 144. To the Company’s knowledge, Rule 144 is now available for the resale of the Company’s common stock.

3.       No Further Amendments. Except as explicitly set forth herein, all other agreements between the parties, including without limitation the RRA, remain in full force and effect without any waivers or modifications.

4.       Counterparts/Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.       Governing Law. This Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, shall be governed by the choice of law/forum selection in the SEA.

6.       Severability. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

7.       Settlement of the Old Securities. The Exchange, on the terms and conditions described herein and the additional consideration of the waivers and accelerations included in this Agreement constitute reasonable consideration and full satisfaction of any monetary sums due from the Company and the Purchaser to each other in connection with the Notes, the issuance, conversion and exchange thereof and satisfaction of any claims in connection therewith. The continuing obligations of the Company as set forth in the SEA, as amended herein, shall remain in full force and effect.

8.       Fees and Expenses. At the execution of this Agreement, the Company has agreed to pay G&M the non-accountable sum of $15,000.00 for the Holders’ legal fees and expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Holder), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Holders.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

UNIQUE LOGISTICS INTERNATIONAL, INC.	Address for Notice:

By:	E-Mail:
Name:	Fax:
Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR HOLDER FOLLOWS]

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[HOLDER SIGNATURE PAGES TO UNIQUE LOGISTICS INTERNATIONAL SECURITIES EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Address for Notice to Holder:

Address for Delivery of Securities to Holder (if not same as address for notice):

Surrendered Securities:

Number of Series [C][D] Convertible Preferred Stock being issued as the New Securities: _____________

[SIGNATURE PAGES CONTINUE]

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Exhibit A-1

Certificate of Designations in respect of Series C Convertible Preferred Stock

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Exhibit A-2

Certificate of Designations in respect of Series D Convertible Preferred Stock

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Exhibit C

Registration Rights Agreement

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